UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3850 North Causeway, Suite 1770
Metairie, Louisiana		70002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On June 29, 2006, William T. Ballantine, President and Chief Operating Officer of Newpark Resources, Inc. and a member of Newpark’s Board of Directors, tendered his resignation from all positions he holds with Newpark and its subsidiaries, to take effect on July 14, 2006.

          On  June 29, 2006, the Board of Directors appointed Paul L. Howes, Chief Executive Officer of Newpark and a member of Newpark’s Board of Directors, as President in place of Mr. Ballantine, to take office on July 14, 2006, the date on which the resignation of Mr. Ballantine becomes effective.  Mr. Howes is party to an Employment Agreement dated March 22, 2006, with Newpark, as amended on June 7, 2006, pursuant to which Mr. Howes serves as Newpark’s Chief Executive Officer.  Mr. Howes is also a party to an Indemnification Agreement dated June 7, 2006, with Newpark.  Information concerning the Employment Agreement, its amendment, and the Indemnification Agreement, and additional information concerning Mr. Howes, is contained in Items 1.01 and 5.02 of Newpark’s Current Report on Form 8-K dated March 22, 2006, and in Item 1.01 of Newpark’s Current Report on Form 8-K dated June 13, 2006, and is hereby incorporated herein by reference.

SIGNATURE

          Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: July 6, 2006	By:	/s/ Eric M. Wingerter

Eric M. Wingerter,
Vice President, Corporate Controller and
Acting Chief Financial Officer